EXHIBIT II

AMENDMENT TO THE
SECOND AMENDED AND RESTATED IRREVOCABLE
STOCKHOLDERS’ VOTING AGREEMENT AND PROXY

Amendment, dated this 24th day of March, 2003 to the Irrevocable Stockholders’ Voting Agreement and Proxy (the “Original Agreement”) made the 16th day of July, 2001 by and among Patrick G. Ryan, an individual (“PGR”), Shirley W. Ryan, an individual (“SWR”), Patrick G. Ryan, Jr., an individual (“PGR, Jr.”), Robert J.W. Ryan, an individual (“RJWR”), the Corbett M.W. Ryan Living Trust dated July 13, 2001 (“CMWR”), the Patrick G. Ryan Living Trust dated July 10, 2001 (the “PGR Trust”), the Shirley W. Ryan Living Trust dated July 10, 2001 (the “SWR Trust”), the 2001 Ryan Annuity Trust dated April 20, 2001 (the “2001 Trust”) and the Family GST Trust under PGR 2000 Trust dated November 22, 2000 (the “2000 Trust”), as amended by the Amended and Restated Irrevocable Stockholders’ Voting Agreement and Proxy made the 13th day of February, 2002 by and among PGR, SWR, PGR, Jr., RJWR, CMWR, the PGR Trust, the SWR Trust, the 2001 Trust and the 2000 Trust (the “First Amendment”), as further amended by the Second Amended and Restated Irrevocable Stockholders’ Voting Agreement and Proxy made the 13th day of March, 2002 by and among PGR, SWR, PGR, Jr., RJWR, CMWR, the PGR Trust, the SWR Trust, the 2001 Trust and the 2000 Trust (the “Second Amendment,” and collectively with the Original Agreement and the First Amendment, the “Voting Agreement”).  Capitalized terms not defined herein have the meanings specified in the Voting Agreement.

WHEREAS, the undersigned parties have entered into the Voting Agreement;

WHEREAS, the parties to the Voting Agreement have determined that the objectives of the Voting Agreement have been met and they desire to terminate the Voting Agreement;

WHEREAS, Section 7(i) of the Voting Agreement permits any term of the Voting Agreement to be amended upon the written consent of PGR, the PGR Trust and a majority of the Ryan Family Stockholders affected by such amendment or waiver;

WHEREAS, the parties hereto include the requisite parties to effect an amendment pursuant to Section 7(i) of the Voting Agreement;

WHEREAS, the parties hereto desire to amend to Agreement to require its termination effective March 24, 2003;

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1                               Section 5 of the Voting Agreement shall be amended to read as follows:

“5.  Termination.  This Agreement shall terminate in its entirety on March 24, 2003.”

SECTION 2

2.1                                 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

2.2                                  Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT APPLICATION TO THE PRINCIPLES OF CONFLICTS OF LAWS.

2.3                                 Counterparts.  This Amendment may be executed in one or any number of counterparts, each of which, once so executed, shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument binding on all the parties hereto.  This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.

2.4                                  Amendments and Waiver.  Any term of this Amendment may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of PGR, the PGR Trust, and a majority of the Ryan Family Stockholders affected by such amendment or waiver.

2.5                                 Severability.  If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, this amendment has been executed by the parties hereto as of this 24th day of March, 2003.

/s/ PATRICK G. RYAN
Patrick G. Ryan

/s/ SHIRLEY W. RYAN
Shirley W. Ryan

/s/ PATRICK G. RYAN, JR.
Patrick G. Ryan, Jr.

/s/ ROBERT J.W. RYAN
Robert J.W. Ryan

CORBETT M.W. RYAN LIVING
TRUST DATED JULY 13, 2001

/s/ PATRICK G. RYAN, JR.
Patrick G. Ryan, Jr., Trustee

/s/ ROBERT J.W. RYAN
Robert J.W. Ryan, Trustee

PATRICK G. RYAN LIVING TRUST
DATED JULY 10, 2001

/s/ PATRICK G. RYAN
Patrick G. Ryan, Trustee

SHIRLEY W. RYAN LIVING TRUST
DATED JULY 10, 2001

/s/ SHIRLEY W. RYAN
Shirley W. Ryan, Trustee

/s/ PATRICK G. RYAN
Patrick G. Ryan, Trustee

2001 RYAN ANNUITY TRUST
DATED APRIL 20, 2001

/s/ SHIRLEY W. RYAN
Shirley W. Ryan, Trustee

FAMILY GST TRUST UNDER THE
PGR 2000 TRUST DATED
NOVEMBER 22, 2000

/s/ SHIRLEY W. RYAN
Shirley W. Ryan, Trustee